Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Traws Pharma, Inc. 2021 Incentive Compensation Plan, Trawsfynydd Therapeutics, Inc. 2021 Stock Plan, and Traws Pharma, Inc. Inducement Restricted Stock Equity Awards, of our report dated April 1, 2024, with respect to the consolidated financial statements of Traws Pharma, Inc. (formerly Onconova Therapeutics, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 15, 2024